EXHIBIT 99.1

Nanophase Reports Second Quarter 2019 Financial Results

Announces 150% Growth for Year-Over-Year Formulated Product Sales

The company’s financial conference call is scheduled for August 29, 2019 at 11am EDT

ROMEOVILLE, Ill., Aug. 28, 2019 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB: NANX), a leader in minerals-based personal care ingredients and formulated products for protecting skin from environmental aggressors, such as UV light and pollution, today reported financial results for the second quarter and six-month periods ended June 30, 2019.

“As expected, the markets for our minerals-based personal care ingredients and Solésence products continue to improve.  During 2019, we have completed one dozen new product launches within our Solésence business, with an expectation of second half volume exceeding that of the first half.  While reduced from our 2018 levels, our Personal Care Ingredients revenue is exceeding our initial expectations, due to a successful new product launch through our largest customer which we expect to continue to grow.  Additionally, in July we closed a Joint Development Agreement with Sumitomo Corporation of America to develop additional new types of minerals-based ingredients for the personal care market.”

“We believe that all of these items are indicators of strong consumer acceptance and demand for all of our minerals-based products and ingredients.”

Second Quarter 2019 Financial Highlights

  Revenue for the second quarter was $3.3 million in 2019 compared to $4.1 million in 2018.
  The net loss for the second quarter was $0.6 million, or $0.02 per share, in 2019, compared to a net profit of $0.1 million in 2018, or $0.00 per share, for 2018.

Six Months Ended June 30, 2019 Financial Highlights

  Revenue for the first six months of 2019 and 2018 was $7.0 million for each period.
  The net loss for the first six months of 2019 was $1.2 million, or $0.03 per share, compared to a net loss of $0.8 million, or $0.02 per share, for the comparable period of 2018.
  The Company finished the quarter with approximately $1.0 million in cash and cash equivalents.

Jankowski continued, “Inefficiencies caused by the rapid and increasing growth in our Solésence business, along with the previously disclosed drop in our Personal Care Ingredients revenue due to customer inventory adjustments in 2019, have contributed to first half losses that were greater than we anticipated coming in to the year.  We have programs in place to minimize these impacts going forward.”

“Our Solésence® finished products and our Personal Care Ingredients are in high demand by the market.   We believe the continued growth of our Solésence business will demonstrate this through 2019, and we expect growth in all of our minerals-based products and ingredients over the coming years.”

Shareholders and members of the financial community are encouraged to participate in the upcoming conference call, where Mr. Jankowski will discuss the company’s current and long-term prospects.

Second Quarter 2019 Conference Call
The Nanophase conference call, to be hosted by Jess Jankowski, the Company’s President & CEO, is scheduled for August 29, 2019, at 10:00 a.m. CDT, 11:00 a.m. EDT. The conference call dial-in number for U.S. callers is 877-312-8776 and for international callers is 408-774-4007.  The conference ID is 5824085.  Please dial in to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the company’s website, at www.nanophase.com, by clicking on Investor Relations, Investor News and the link in the conference call announcement release.

Use of Non-GAAP Financial Information
Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies
Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in minerals-based personal care ingredients and formulated products for protecting skin from environmental aggressors, such as UV light and pollution, as well as providing solutions for industrial product applications. Using a platform of patented and proprietary integrated technologies, the Company creates products with unique performance attributes from two ISO 9001 and ISO 14001 registered facilities. Nanophase delivers commercial quantity and quality engineered materials both as ingredients, and as part of fully formulated products, in a variety of formats.

Forward-Looking Statements
This press release contains words such as “expects,”” shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed April 4, 2019. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

COMPANY CONTACT
Investor Relations
630-771-6705

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS
(Unaudited Consolidated Condensed)

	June 30,	December 31,
ASSETS	2019	2018

Current assets:
Cash and cash equivalents	$1,015,440	$1,345,492
Trade accounts receivable, less allowance for doubtful accounts
of $9,000 on June 30, 2019 and on December 31, 2018	1,651,643	828,417
Inventories, net	2,092,905	2,242,228
Prepaid expenses and other current assets	351,903	273,235
Total current assets	5,111,891	4,689,372

Equipment and leasehold improvements, net	2,126,885	1,864,881
Operating lease right-of-use assets	2,058,962	-
Other assets, net	13,694	14,928
	$9,311,432	$6,569,181

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit, related party	$1,246,101	$832,272
Current portion of finance lease obligations	227,446	218,203
Current portion of operating lease obligations	328,713	-
Accounts payable	1,422,668	1,607,406
Accrued expenses	925,655	979,243
Total current liabilities	4,150,583	3,637,124

Long-term portion of finance lease obligations	389,907	506,006
Long-term portion of operating lease obligations	2,038,078	500,000
Long-term loan, related party	500,000	-
Long-term deferred rent	-	343,867
Asset retirement obligations	202,203	198,184
Total long-term liabilities	3,130,188	1,548,057

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	-	-
Common stock, $.01 par value, 42,000,000 shares authorized; 38,100,792 and 33,911,792
shares issued and outstanding on June 30, 2019 and December 31, 2018, respectively	381,368	339,117
Additional paid-in capital	100,559,667	98,795,105
Accumulated deficit	(98,910,374)	(97,750,222)
Total stockholders' equity	2,030,661	1,384,000
	$9,311,432	$6,569,181

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited Consolidated Condensed)

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenue:
Product revenue, net	$3,257,175	$4,043,201	$6,753,908	$6,910,132
Other revenue	36,310	73,359	294,708	104,193
Net revenue	3,293,485	4,116,560	7,048,616	7,014,325

Operating expense:
Cost of revenue	2,462,062	2,711,741	5,332,723	5,199,891
Gross profit	831,423	1,404,819	1,715,893	1,814,434

Research and development expense	485,321	538,476	961,848	1,096,728
Selling, general and administrative expense	943,571	769,521	1,821,054	1,533,772
Income/(Loss) from operations	(597,469)	96,822	(1,067,009)	(816,066)
Interest income	-	-	-	-
Interest expense	50,039	9,205	93,143	19,900
Other, net	-	-	-	-
Income/(Loss) before provision for income taxes	(647,508)	87,617	(1,160,152)	(835,966)
Provision for income taxes	-	-	-	-
Net income/(loss)	$(647,508)	$87,617	$(1,160,152)	$(835,966)

Net income/(loss) per share- basic and diluted	$(0.02)	$-	$(0.03)	$(0.02)

Weighted average number of basic and diluted
common shares outstanding	36,136,759	33,847,793	35,030,422	33,847,793

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE
(Unaudited Consolidated Condensed)

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenue:
Product revenue, net	$3,257,175	$4,043,201	$6,753,908	$6,910,132
Other revenue	36,310	73,359	294,708	104,193
Net revenue	3,293,485	4,116,560	7,048,616	7,014,325

Operating expense:
Cost of revenue detail:
Depreciation	60,396	65,730	119,882	135,670
Non-Cash equity compensation	12,280	6,399	20,312	12,936
Other costs of revenue	2,389,386	2,639,612	5,192,529	5,051,285
Cost of revenue	2,462,062	2,711,741	5,332,723	5,199,891
Gross profit	831,423	1,404,819	1,715,893	1,814,434

Research and development expense detail:
Depreciation	12,444	9,656	24,449	19,582
Non-Cash equity compensation	11,979	11,816	26,392	23,390
Other research and development expense	460,898	517,004	911,007	1,053,756
Research and development expense	485,321	538,476	961,848	1,096,728

Selling, general and administrative expense detail:
Depreciation and amortization	5,350	5,198	10,789	10,426
Non-Cash equity compensation	33,907	26,474	68,668	51,447
Other selling, general and administrative expense	904,314	737,849	1,741,597	1,471,899
Selling, general and administrative expense	943,571	769,521	1,821,054	1,533,772
Income/(Loss) from operations	(597,469)	96,822	(1,067,009)	(816,066)
Interest income	-	-		-
Interest expense	50,039	9,205	93,143	19,900
Other, net	-	-		-
Income/(Loss) before provision for income taxes	(647,508)	87,617	(1,160,152)	(835,966)
Provision for income taxes	-	-	-	-
Net income/(loss)	$(647,508)	$87,617	$(1,160,152)	$(835,966)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	50,039	9,205	93,143	19,900
Addback Depreciation/Amortization	78,190	80,584	155,120	165,678
Addback Non-Cash Equity Compensation	58,166	44,689	115,372	87,773

Adjusted EBITDA	$(461,113)	$222,095	$(796,517)	$(562,615)